UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

Carlyle GMS Finance, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 2, 2015

Carlyle GMS Finance, Inc.

520 Madison Avenue, 38th Floor

New York, NY 10022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL Meeting of STOCKHOLDERS to Be Held on May 15, 2015

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Dear Stockholder,

Notice is hereby given that an Annual Meeting of Stockholders (the “Meeting”) of Carlyle GMS Finance, Inc. (the “Company”) will be held on May 15, 2015 at 8:00 a.m. Eastern Time, at the offices of The Carlyle Group, 520 Madison Avenue, 38th Floor, New York, NY 10022.

Stockholders of the Company will be asked at the Meeting:

1. To elect two directors to serve for a three-year term each and until their successors are duly elected and qualified or until each director’s earlier resignation or removal;

2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015.

3. To transact such other business as may properly come before the Meeting or at any postponement or adjournment thereof.

The Board of Directors unanimously recommends that you vote in favor of each proposal.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet at: https://proxyonline.com/docs/carlylegms/. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If interested, you may attend the meeting in person and vote. To obtain directions to the Meeting, please call the Company at 866-796-7181. If, however, you cannot attend the Meeting, please go to www.proxyonline.com and enter the control number found in the box above. Once you have logged in, you can view/download the proxy statement, proxy card and the Company’s 2014 annual report, request a copy of the proxy materials via e-mail or the U.S. Post Office, and vote your shares over the Internet or touchtone phone.

Please read the proxy materials carefully and vote your shares. If you should have any questions about this Notice or the proxy materials, please call (866) 796-7181, Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you in advance for your participation.

Sincerely,

Matthew Cottrell

Secretary

If you would like to receive a paper or electronic copy of the proxy materials,

please see the reverse side for instructions

SHAREHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote. The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number nor can it be used in any other manner other than this proxy.

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The control number below will allow you to access proxy information online for all your investments connected with this Annual Meeting of Stockholders. To access this information please logon to:

www.proxyonline.com

YOUR CONTROL NUMBER IS:

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REQUEST FOR PROXY MATERIALS

If you would like to receive a paper or electronic copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. If you wish to receive a paper copy through the mail please make that request on or before May 7, 2015 to allow for timely delivery. If you request to receive an electronic copy please do so by May 11, 2015.

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By Internet

Go to www.proxyonline.com and enter the control number found in the box on the upper right hand corner of the reverse side. Once you have logged in you may request a copy of the proxy materials to be sent to your email address or to your home, your choice.

You may also elect to receive all future proxy material from the Company via the U.S. Post Office or e-mail.

By Phone

You can request either an electronic copy or hardcopy of the proxy materials by calling toll-free (866) 796-7181 and referencing the control number listed above. Representatives are available between the hours of Monday through Friday 9:00am to 10:00pm Eastern Time.

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By E-mail

To request a copy of the proxy materials, please send an e-mail with your control number in the subject line to the address noted below:

For a paper copy:paperproxy@proxyonline.com

For an electronic copy:emailproxy@proxyonline.com

To elect to receive all future proxy materials via the referenced delivery method, please type “Permanent Request” in the body of the e-mail.

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